                                                                    EXHIBIT 99.2

                       INSTRUCTIONS FOR USE OF DEL GLOBAL
                            SUBSCRIPTION CERTIFICATE

         CONSULT MELLON INVESTOR SERVICES LLC, YOUR BANK OR YOUR BROKER
                               AS TO ANY QUESTIONS

     The following instructions relate to a rights offering (the "Rights
Offering") by DEL GLOBAL TECHNOLOGIES CORP., a New York corporation (the
"Company"), to the holders of its common stock, par value $0.10 per share
("Common Stock"), as described in the Company's prospectus dated [________],
2006 (the "Prospectus"). Holders of record of Common Stock at the close of business on [_________], 2006 (the "Record Date") will receive one non-transferable subscription right (the "Subscription Right") for each share of
Common Stock held by them as of the close of business on the Record Date.
Subscription Rights exercisable to purchase up to an aggregate of [_________]
shares of Common Stock are being distributed in connection with the Rights
Offering. Each Subscription Right is exercisable, upon payment of $[____] (the
"Subscription Price"), to purchase one share of Common Stock (the "Basic
Subscription Right").

     Subject to the allocation described below, each subscription right also grants the holder an over-subscription right (the "Over-Subscription Right") to purchase additional shares of our common stock that are not purchased by other rights holders pursuant to their Basic Subscription Rights. You are entitled to exercise your Over-Subscription Right only if you exercise your Basic
Subscription Rights in full. If you wish to exercise your Over-Subscription
Right, you should indicate the number of additional shares that you would like to purchase in the space provided on your rights certificate. When you send in your rights certificate, you must also send the full purchase price for the number of additional shares that you have requested to purchase (in addition to the payment due for shares purchased through your Basic Subscription Right). If the number of shares remaining after the exercise of all Basic Subscription
Rights is not sufficient to satisfy all requests for shares pursuant to
Over-Subscription Rights, you will be allocated additional shares (subject to elimination of fractional shares) in the proportion which the number of shares you purchased through the Basic Subscription Right bears to the total number of shares that all over-subscribing stockholders purchased through the Basic
Subscription Right. However, if your pro-rata allocation exceeds the number of shares you requested on your rights certificate, then you will receive only the number of shares that you requested, and the remaining shares from your pro-rata allocation will be divided among other rights holders exercising their
Over-Subscription Rights.

     The Subscription Rights will expire and will have no value at 5:00 p.m.,
New York City time, on [_________], 2006, subject to extension (the "Expiration
Date").

The number of Subscription Rights to which you are entitled is printed on page 1 of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate sections of your Subscription Certificate and returning the Subscription Certificate to
Mellon Investor Services LLC, the subscription agent (the "Subscription Agent")
in the envelope provided.

MELLON INVESTOR SERVICES LLC, THE SUBSCRIPTION AGENT, MUST RECEIVE YOUR
COMPLETED SUBSCRIPTION CERTIFICATE OR YOUR NOTICE OF GUARANTEED DELIVERY ON OR
BEFORE THE EXPIRATION DATE. IN ADDITION, THE SUBSCRIPTION AGENT MUST RECEIVE
PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, FOR
ALL SUBSCRIPTION RIGHTS EXERCISED ON OR BEFORE THE EXPIRATION DATE.

1.   SUBSCRIPTION RIGHTS. To exercise Subscription Rights, properly complete and execute your Subscription Certificate and send it, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Rights and the Over-Subscription Rights, to the
Subscription Agent. Delivery of the Subscription Certificate must be made by mail, by overnight delivery or by hand delivery. All payments must be made in
United States dollars by (a) check or bank draft (cashier's check) drawn on a
U.S. bank or money order payable to "[_____________________]" or (b) wire transfer of immediately available funds to the account maintained by the
Subscription Agent for such purpose specified in the Subscription Certificate.
The Subscription Price will be deemed to have been received by the Subscription
Agent under the conditions described in the paragraph below entitled "Acceptance of Payments."

     NOMINEE HOLDERS. Banks, brokers, trusts, depositaries or other nominee holders of the Subscription Rights who exercise the Subscription Rights on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and the Company, on a Nominee Holder Certification
Form, as to the aggregate number of Subscription Rights that have been exercised, and the number of shares of Common Stock requested through the
Over-Subscription Right, by each beneficial owner of Subscription Rights on whose behalf the nominee holder is acting.

     ACCEPTANCE OF PAYMENTS. Payments will be deemed to have been received by the Subscription Agent only upon (a) clearance of any uncertified check deposited by the subscription agent; (b) receipt by the subscription agent of any certified bank check draft drawn upon a U.S. bank; or (c) receipt by the subscription agent of any postal, telegraphic or express money order. DO NOT
SEND RIGHTS CERTIFICATES OR PAYMENTS TO THE COMPANY. Except as described under
"The Rights Offering--Guaranteed Delivery Procedures" in the Prospectus, your subscription will not be considered received until the Subscription Agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount.

     PROCEDURES FOR GUARANTEED DELIVERY OF A SUBSCRIPTION CERTIFICATE. The
subscription agent will grant you three business days after the expiration date to deliver the rights certificate if you follow the following instructions for providing the subscription agent notice of guaranteed delivery, causing a written guarantee of delivery substantially in the form available from the
Subscription Agent (the "Notice of Guaranteed Delivery"). On or prior to the expiration date, the subscription agent must receive payment in full for all shares of common stock subscribed for through the exercise of the subscription privilege, together with a properly completed and duly executed notice of guaranteed delivery substantially in the form accompanying this prospectus either by hand, mail, telegram or facsimile transmission, that specifies the name of the holder of the rights and the number of shares of common stock subscribed for. If applicable, it must state separately the number of shares of common stock subscribed for through the exercise of the subscription privilege and a member firm of a registered national securities exchange, a member of the
National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States must guarantee that the properly completed and executed rights certificate for all shares of common stock subscribed for will be delivered to the subscription agent within three business days after the expiration date. The subscription agent will then conditionally accept the exercise of the rights and will withhold the certificates for shares of common stock until it receives the properly completed and duly executed rights certificate within that time period.

     In the case of holders of rights that are held of record through DTC, those rights may be exercised by instructing DTC to transfer rights from that holder's
DTC account to the subscription agent's DTC account, together with payment of the full subscription price. The notice of guaranteed delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer
Association approved medallion program such as STAMP, SEMP or MSP.

     Notices of guaranteed delivery and payments should be mailed or delivered to the Subscription Agent. Additional copies of the Notice of Guaranteed
Delivery may be obtained upon request from the Information Agent at the address, or by calling the telephone number below.

     CONTACTING THE SUBSCRIPTION AGENT AND INFORMATION AGENT. The address and telephone numbers of the Subscription Agent are as follows:

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               BY MAIL:                          BY OVERNIGHT COURIER:                        BY HAND:
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Mellon Investor Services LLC             Mellon Investor Services LLC           Mellon Investor Services LLC
Attn: Reorganization Department          Attn: Reorganization Department        Attn: Reorganization Department
P.O. Box 3301                            Newport Office Center VII              120 Broadway, 13th Floor
South Hackensack, NJ 07606               480 Washington Boulevard               New York, NY 10271
                                         Jersey City, NJ 07310
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               Facsimile (for eligible)                                    Confirm facsimile by
               institutions only): (201) 680-9626                          telephone ONLY: (201) 680-4860
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                       The address and telephone number of the Information Agent for inquiries, information or requests for additional documentation are as follows:

                                             Mellon Investor Services LLC
                                               480 Washington Boulevard
                                                 Jersey City, NJ 07310
                                          Toll Free Telephone: (866) 680-6579
                          Direct Line for Banks and Brokers to call Collect: (201) 680-6590

     PARTIAL EXERCISES; EFFECT OF OVER- AND UNDERPAYMENTS. If you do not
indicate the number of Subscription Rights being exercised, or do not forward full payment of the total subscription price payment for the number of
Subscription Rights that you indicate are being exercised, then you will be deemed to have exercised your Subscription Rights with respect to the maximum number of Subscription Rights that may be exercised with the aggregate
Subscription Price payment you delivered to the Subscription Agent. If the payment exceeds the amount necessary for the full exercise of your subscription rights our the Company otherwise does not apply your full Subscription Price payment to your purchase of Common Stock, the Company or the Subscription Agent
will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of the Rights Offering.

     If you exercise less than all of the Subscription Rights evidenced by your
Subscription Certificate, the Subscription Agent will issue to you a new
Subscription Certificate evidencing the unexercised Subscription Rights upon your request. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Subscription Rights evidenced thereby.

     SALE OR TRANSFER OF RIGHTS. The Subscription Rights are non-transferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else, except to affiliates of the recipient and except by operation of law. If the rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by the
Subscription Agent by mail, by overnight courier or by hand prior to the expiration date at the address specified in these instructions.

2.   DELIVERY OF STOCK CERTIFICATES. The following deliveries and payments will be made to the address shown on the face of your Subscription Certificate, unless you provide instructions to the contrary in your Subscription
Certificate.

     (a) BASIC SUBSCRIPTION RIGHTS. As soon as practicable after the Expiration
Date and the valid exercise of Subscription Rights, the Subscription Agent will mail to each exercising Subscription Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Rights.

     (b) OVER-SUBSCRIPTION RIGHTS. As soon as practicable after the Expiration
Date and after all prorations and adjustments contemplated by the terms of the
Rights Offering have been effected, the Subscription Agent will mail to each
Subscription Rights holder who validly exercises the Over-Subscription Rights certificates representing the number of shares of Common Stock, if any, allocated to such Subscription Rights holder pursuant to the Over-Subscription
Rights.

     (c) EXCESS CASH PAYMENTS. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights
Offering have been effected, the Subscription Agent will mail to each
Subscription Rights holder any excess amount, without interest or deduction, received in payment of the Subscription Price.

3.   EXECUTION.

     (a) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription
Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

     (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription
Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the
Subscription Agent, in its discretion, dispenses with proof of authority.

     (c) SIGNATURE GUARANTEES. Your signature must be guaranteed by an eligible guarantor institution if you specify special issuance or delivery instructions.

4.   METHOD OF DELIVERY. The risk of delivery of all documents and payments is on you or your nominee, not the Company or the Subscription Agent. Because uncertified personal checks may take seven or more business days to clear, you are strongly urged to pay or arrange for payment by means of certified or cashier's check or money order to avoid missing the opportunity to exercise your
Subscription Rights should you decide to do so.

5.   SPECIAL PROVISIONS RELATING TO THE DELIVERY OF SUBSCRIPTION RIGHTS THROUGH
DEPOSITORY FACILITY PARTICIPANTS. Banks, trust companies, securities dealers and brokers that hold shares of our common stock on the rights offering record date as nominee for more than one beneficial owner may, upon proper showing to the subscription agent, exercise their subscription privilege on the same basis as if the beneficial owners were record holders on the rights offering record date through the Depository Trust Company, or DTC. Such holders may exercise these rights through DTC's PSOP Function on the "agents subscription over PTS"
procedure and instructing DTC to charge their applicable DTC account for the subscription payment for the new shares and deliver such amount to the subscription agent. DTC must receive the subscription instructions and payment for the new shares by the rights expiration date.